UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007 (December 17, 2007)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

2506 Lakeland Drive, Suite 100
Flowood, MS 39232
(Address of principal executive offices) (Zip Code)

601-983-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Annual Meeting of Shareholders

On December 17, 2007, an Annual Meeting of shareholders of Xfone, Inc. (the “Registrant” or "Company") was held at the offices of Gersten Savage LLP in New York, New York. The following items were approved by the shareholders at the Annual Meeting:

(i) The election of eight (8) members of the Board of Directors, each director to serve for a number of years corresponding to his Class, respectively, one year for Class A, two years for Class B and three years for Class C, until the 2008, 2009 and 2010 Annual Meetings of Stockholders of the Registrant; each such director to serve until re-elected for a term of three (3) years or his successor is duly elected and qualified or until his earlier resignation, removal or death:

Abraham Keinan (Class A)

Guy Nissenson (Class A)

Shemer Shimon Schwarz (Class A)

Eyal Josef Harish (Class B)

Aviu Ben-Horrin (Class B)

Itzhak Almog (Class B)

Morris Mansour (Class C)

Israel Singer (Class C)

(ii) The appointment of Stark, Winter, Schenkein & Co., LLP as the Registrant’s Independent Certified Public Accountants, for the fiscal year ending December 31, 2007, and the first three quarters of the fiscal year ending December 31, 2008;

(iii) The Company's 2007 Stock Incentive Plan which is designated for the benefit of employees, directors, and consultants of the Company and its affiliates; and

(iv) The acquisition of NTS Communications, Inc. (“NTS”) pursuant to that certain Stock Purchase Agreement by and among the Company, NTS and the shareholders of NTS, dated August 22, 2007, including the issuance of shares of the Company’s common stock to i) certain shareholders of NTS who have elected to re-invest all or a portion of their allocable sale price in the Company’s common stock, and ii) to Oberon Securities, LLC, as partial compensation for acting as an adviser for the financing of the cash portion of the purchase price for the acquisition of NTS.

The definitive Proxy Statement was filed on November 9, 2007 with the U.S. Securities and Exchange Commission (File No. 001-32521) and can be viewed at:  www.sec.gov

Item 9.01.  Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2007                                                                                     Xfone, Inc.

By:  /s/ Guy Nissenson
              Guy Nissenson,
              President and Chief Executive Officer